Exhibit 5.2

ATTORNEYS AT LAW

VEREX PLAZA
150 EAST GILMAN STREET
March 2, 2017	MADISON, WI 53703-1481
POST OFFICE BOX 1497
MADISON, WI 53701-1497
608.257.5035 TEL
608.258.4258 FAX
foley.com

CDW LLC

CDW Finance Corporation

CDW Technologies LLC

75 Tri-State International

Lincolnshire, Illinois 60069

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Wisconsin counsel to CDW Technologies LLC, a Wisconsin limited liability company (the “Wisconsin Registrant”). This opinion letter is being delivered in connection with the issuance and sale by CDW LLC, an Illinois limited liability company (“CDW”), and CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW, the “Issuers”), of $600,000,000 in aggregate principal amount of the Issuers’ Senior Notes due 2025 (the “Notes”) under a registration statement on Form S-3 (Registration No. 333-199425) filed by the Registrants (as such term is hereinafter defined) with the Securities and Exchange Commission (the “Commission”) on October 16, 2014 under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”), including a base prospectus dated October 16, 2014 (the “Base Prospectus”) and a prospectus supplement dated February 23, 2017 (together with the Base Prospectus, the “Prospectus”).

The obligations of the Issuers under the Notes are guaranteed (the “Guarantees”) by CDW Direct, LLC, an Illinois limited liability company (“CDW Direct”), CDW Government LLC, an Illinois limited liability company (“CDW Government”), CDW Logistics, Inc., an Illinois corporation (“CDW Logistics”), CDW Corporation, a Delaware corporation (the “Company”), and the Wisconsin Registrant (collectively, the “Guarantors”). (The Issuers and the Guarantors are hereinafter collectively referred to as the “Registrants”.) The Notes and the Guarantees have been issued under an Indenture dated as of December 1, 2014, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), including the supplemental indenture thereto dated as of the date hereof (together, the “Indenture”).

In connection with issuing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, company records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Wisconsin Registrant; (ii) certain resolutions adopted by written consent of the sole member of the Wisconsin Registrant; (iii) the Indenture; (iv) the Underwriting Agreement with respect to the Notes (the “Underwriting Agreement”); and (v) the Registration Statement and the exhibits thereto and the Prospectus.

CDW LLC

CDW Finance Corporation

CDW Technologies LLC

March 2, 2017

We note that various issues are addressed in the opinion of Kirkland & Ellis LLP, separately delivered to you, and we express no opinion with respect to those matters.

In rendering this opinion, we have, with your permission, relied on certificates of governmental officials and, as to certain factual matters, the certificate of an officer of the Wisconsin Registrant on file with our firm (the “Officer’s Certificate”) and assumed, without investigation, verification or inquiry: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals and completeness of all documents submitted to us as copies; (iii) the authenticity and completeness of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons who are signatories to the documents reviewed by us; (v) the genuineness of the signatures on the documents reviewed by us; (vi) the authority of such persons signing on behalf of the parties thereto (other than the Wisconsin Registrant); and (vii) the due authorization, execution and delivery of all documents by the parties thereto (other than the Wisconsin Registrant).

We have also assumed that the Wisconsin Registrant will receive a company benefit from its execution, delivery and issuance of the Guarantees.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.    Based solely on a certificate of the Wisconsin Department of Financial Institutions, the Wisconsin Registrant is a limited liability company validly existing under the laws of the State of Wisconsin and has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2.    The Wisconsin Registrant has the limited liability company power to enter into, and perform its obligations under, the Guarantees to which it is a party. The execution and delivery by the Wisconsin Registrant of the Guarantees to which it is a party, and the performance by the Wisconsin Registrant of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Wisconsin Registrant.

3.    To the extent the Wisconsin Registrant’s execution and delivery of the Guarantees to which it is a party is governed by Wisconsin law or the organizational documents or authorizing resolutions of the Wisconsin Registrant, the Wisconsin Registrant has duly executed and delivered the Guarantees to which it is a party.

CDW LLC

CDW Finance Corporation

CDW Technologies LLC

March 2, 2017

4.    No authorization, consent, approval, or other action by, and notice to or filing with, any State of Wisconsin governmental authority or regulatory body is required to be obtained or made by the Wisconsin Registrant for its due execution and delivery of, or the performance of its payment obligations under, the Guarantees to which it is a party, except (a) such as have been duly obtained or made and are in full force and effect, and (b) such as may be required by orders, decrees and the like that are specifically applicable to the Wisconsin Registrant and of which we have no knowledge; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

5.    The Wisconsin Registrant’s execution and delivery of, and the performance by the Wisconsin Registrant of its obligations under, the Guarantees to which it is a party does not: (a) constitute a breach or violation of the organizational documents of the Wisconsin Registrant; or (b) result in a violation of any applicable law, statute, or regulation of the State of Wisconsin (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion) which, in our experience, is normally applicable to transactions of the type contemplated by the Guarantees, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A.    Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the Officer’s Certificate and the current conscious awareness of the individual attorneys in this firm who have devoted substantive attention to the representation of the Wisconsin Registrant and without any special or additional investigation undertaken for purposes of this opinion.

B.    Our opinion is limited by applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally.

CDW LLC

CDW Finance Corporation

CDW Technologies LLC

March 2, 2017

C.    Except for records of the Wisconsin Registrant attached to the Officer’s Certificate and a certificate of status of the Wisconsin Registrant issued by the Wisconsin Department of Financial Institutions, we have not examined the records of the Wisconsin Registrant, any other Registrant, U.S. Bank National Association, the Trustee, any underwriter, any holder of the Notes or Guarantees, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

D.    We have made no examination of, and express no opinion as to, whether or not the Wisconsin Registrant is in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in the Notes or Guarantees or any agreement, instrument or document executed in connection therewith.

E.    We express no opinion as to compliance by the Wisconsin Registrant with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

F.    We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Notes, Guarantees, Indenture or Underwriting Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Wisconsin Registrant to the extent expressly set forth herein).

G.    We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Act with respect to the registration of additional Notes and Guarantees for sale in any offering contemplated by the Registration Statement and shall cover such additional Notes and Guarantees.

CDW LLC

CDW Finance Corporation

CDW Technologies LLC

March 2, 2017

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of such date, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is furnished to you in connection with the filing of the Prospectus and in accordance with a portion of the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose; provided, however, that Kirkland & Ellis LLP may rely upon this opinion for purposes of issuing its opinion letter of even date herewith relating to the Notes and Guarantees.

Very truly yours,

/s/ FOLEY & LARDNER LLP